Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Revenue for Third Quarter of Fiscal 2006; Expected Restatement
SEATTLE, WA—July 20, 2006—For the third quarter of fiscal 2006, F5 Networks announced revenue of $100.1 million, up 6 percent from $94.1 million in the prior quarter and 37 percent from $73.1 million in the third quarter of fiscal 2005.
F5 president and chief executive officer John McAdam said that during the third quarter the company achieved solid sequential growth in Europe, Asia-Pacific and the Americas. As expected, Japan revenue was down from the prior quarter, reflecting the seasonal weakness that characterizes the first quarter of Japan’s fiscal year. Year over year, Japan revenue grew 72 percent.
During the third quarter, revenue growth was driven by continuing strength in BIG-IP sales and increasing demand for the company’s recently acquired WAN optimization products. Reflecting increased competition and ongoing softness in the SSL-VPN market, overall security revenue dipped sequentially, despite a steady ramp in revenue from application security products.
Service revenue for the quarter was $22.9 million, up 7 percent sequentially and 44 percent year over year. Deferred revenue increased 12 percent from the prior quarter to $53.5 million.
For the fourth quarter, ending September 30, 2006, Mr. McAdam said management has set a revenue target of $104 million to $106 million.
Expected Restatement arising from Stock-Based Compensation
As previously announced, a special committee of F5’s board of directors has been conducting a review of the company’s practices relating to the granting of stock options. This review, which is being assisted by independent legal counsel and forensic accountants, has not yet been completed, and the special committee has not communicated any final findings to the company. However, in the course of furnishing information to the special committee, the company has identified at least one occasion on which the accounting measurement date for option awards granted to certain employees,

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officers and directors of the company was different from the correct accounting measurement date determined under applicable accounting rules. As a result, the company expects to record an additional non-cash, stock-based compensation expense related to these options. In addition, because the company believes such expense is material under applicable SEC standards, the company will restate its financial statements for fiscal years 2001 through 2005, and for the first two quarters of fiscal 2006. The company has not completed its assessment of the amount or effect of any such adjustments. However, such adjustments are not expected to affect the company’s current cash position or previously reported revenues, but will likely affect the company’s income statements through fiscal 2005 and balance sheets through the present.
Because the special committee’s review of the company’s stock option grant practices has not been completed, it is possible that additional issues concerning the company’s historical stock option grants could be identified. As a result:
•	the company will not be in a position to publish financial statements for the third quarter until the special committee has completed its review and appropriate stock-based compensation adjustments have been determined;
•	today’s announcement of results for the third quarter of fiscal 2006 does not include a current income statement or balance sheets or other GAAP financials for the third quarter and prior periods; and
•	it is unlikely the special committee’s review will be completed in time for the company to file its Quarterly Report on Form 10-Q for the third quarter ended June 30, 2006, by the SEC deadline of August 14, 2006.
The company intends to publish financial statements for the quarterly period ended June 30, 2006, and to file its Quarterly Report on Form 10-Q, together with any restated historical financial statements, as soon as practicable after the completion of the special committee’s review.
In light of the expected restatement of the company’s financial statements to reflect the additional compensation expense for 2001 option grants described above, and the possibility that the special committee’s review may identify the need for additional historical adjustments, the company’s financial statements and earnings releases and similar financial communications relating to fiscal periods commencing on or after October 1, 2000, the first day of the company’s fiscal year 2001, should no longer be relied upon. Moreover, the company may determine, prior to the completion of the special committee’s review, that the accounting of other historical stock option grants was incorrect. For this reason, the company may determine that the financial statements issued with respect to additional fiscal periods beginning prior to October 1, 2000 should not be relied upon.
About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast, and available for everyone, helping organizations get the most out of their investment. By adding intelligence and manageability into the network to offload applications, F5

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optimizes applications and allows them to work faster and consume fewer resources. F5’s extensible architecture intelligently integrates application optimization, protects the application and the network, and delivers application reliability — all on one universal platform. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s core business, sequential growth, the target revenue range and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: customer acceptance of our new traffic management, security, application delivery and WAN optimization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; and the unpredictability of F5’s sales cycle.
Moreover, this press release contains forward-looking statements concerning the special committee’s continuing review of the Company’s stock option grant practices and related accounting as well as the company’s expected restatement of its historical financial statements. The risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to, the possibility that the company, in consultation with the company’s independent registered public accounting firm and/or the Securities and Exchange Commission (SEC), will determine that the proper accounting for the company’s prior stock option grants differs from the accounting treatment upon which the assumptions and forward-looking statements in this release are based; that the scope of the issues as to the timing and accuracy of measurement dates for option awards and the timing of formal corporate approvals may change; that the amount and timing of additional stock-based compensation expenses and other additional expenses to be recorded in connection with affected option grants, and the corresponding restatement of our financial statements, may change based upon the special committee’s ongoing review; that our ability to file required reports with the SEC on a timely basis may be impaired; that our ability to meet the requirements of the Nasdaq Stock Market for continued listing of our shares may be impaired; that potential claims and proceedings may arise relating to such matters, including additional shareholder litigation and action by the SEC or other governmental agencies, that might impact the outcome of the special committee’s review; that other actions may be taken or required as a result of the special committee’s review; and that the anticipated accounting

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adjustments and other factors described above could have negative tax or other implications for the company.
F5 has no duty to update any matters discussed in this press release. More information about potential risk factors that could affect F5’s business and financial results is included in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2005, and other public filings with the Securities and Exchange Commission.
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